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                                                                   EXHIBIT 23(a)


                          CONSENT OF ERNST & YOUNG, LLP




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bancinsurance Corporation 2002 Stock Incentive Plan of our report dated February 1, 2002, with respect to the consolidated financial statements and schedules of Bancinsurance Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Columbus, Ohio
June 24, 2002